Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBAENES-OXLEY ACT OF 2002

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned officers of American Commerce Solutions, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the three months ended November 30, 2009, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signatures	Title	Date

/s/ Robert E. Maxwell	Chairman of the Board & Director	February 18, 2010
Robert E. Maxwell

/s/ Daniel L. Hefner	Chief Executive Officer, President & Director	February 18, 2010
Daniel L. Hefner

/s/ Frank D. Puissegur	Chief Financial Officer (Principal Financial Officer) and Director	February 18, 2010
Frank D. Puissegur